Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Reports Results for the Fiscal Third Quarter Ended October 2, 2022
Englewood, CO – November 2, 2022 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the fiscal third quarter ended October 2, 2022.
Results for the third quarter, as compared to the prior year as applicable, included the following:
•Restaurant revenue of $282.4 million increased 4.5% compared to 2021;
◦Tenth consecutive quarter of sustained off-premises sales dollars of more than double pre-pandemic levels;
◦Red Robin Royalty® membership now exceeding 11 million, an increase of 0.4 million;
•Comparable restaurant revenue increased 5.3% and 5.9% compared to 2021 and 2019, respectively;
◦Continued acceleration of comparable restaurant revenue outperformance at restaurants with Donatos®, now offered at over half of our Company locations, with comparable restaurant revenue growth compared to 2019 of 9.8% versus comparable restaurant revenue growth compared to 2019 for restaurants without Donatos® of (0.3)%;
•Net loss of 12.6 million decreased $2.4 million compared to 2021;
•Restaurant level operating profit margin increased by 10 basis points driven primarily by sales leverage, partially offset by commodity and wage rate inflation; and
•Adjusted EBITDA(1) (a non-GAAP metric) of $4.0 million decreased $4.3 million compared to 2021.
G.J. Hart, Red Robin’s President and Chief Executive Officer, “While operating costs were higher than expected, we once again outpaced the category in comparable restaurant sales and traffic as measured by Black Box Intelligence, and net value sentiment on social media channels. Our topline outperformance was driven by our barbell strategy, anchored by our popular Steakhouse Summer limited time product offers. Stabilized staffing and lower turnover have resulted in improved guest satisfaction scores. Finally, our targeted digital marketing is driving profitable traffic and we hit a new high mark for engagement among our more than 11 million Red Robin Royalty® members.”
Hart concluded, “Since starting as CEO eight weeks ago, my excitement about the exceptional potential of Red Robin has only grown. While steady progress has been made in a difficult environment, my immediate focus is on accelerating the delivery of an extraordinary Red Robin restaurant experience, fulfilling our brand promise. We are moving with purpose to improve key aspects of the restaurant experience and being more relevant to our guests. Priorities include strengthening the restaurant management structure and service model, improving food quality to ensure we serve the very best gourmet burgers and American favorites, and elevating our dine-in atmosphere, creating a fun and playful environment where guests can connect with friends and family. Finally, we are committed to prudent cost management and capital allocation that includes refreshing our restaurants which will provide long-term shareholder value.”
Third Quarter 2022 Financial Summary Compared to 2021
The following table presents financial results for the fiscal third quarter of 2022, compared to results from the same period in 2021:

	Twelve Weeks Ended
	October 2, 2022	October 3, 2021
Total revenues (millions)	$286.9	$275.4
Restaurant revenues (millions)	282.4	270.2
Net loss (millions)	(12.6)	(15.0)
Restaurant Level Operating Profit (millions)(2)	$35.6	$33.8
Restaurant Level Operating Profit Margin(2)	12.6%	12.5%
Adjusted EBITDA (millions)(1)	$4.0	$8.3

Loss per diluted share ($ per share)	$(0.79)	$(0.95)
Adjusted loss per diluted share ($ per share)(2)	$(1.03)	$(0.88)

(1) See schedule III for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to Net loss.
(2) See schedule I for a reconciliation of Adjusted loss per diluted share, a non-GAAP measure, to Loss per diluted share, and schedule II for a reconciliation of Restaurant level operating profit and Restaurant level operating profit margin, non-GAAP measures, to Loss from operations.
Third Quarter 2022 Operating Results
Comparable restaurant revenue(3) increased 5.3% in the third quarter of 2022 compared to the same period a year ago, driven by a 9.0% increase in average Guest check and a 3.7% decrease in Guest count. The increase in average Guest check resulted from a 2.5% increase in menu mix, primarily driven by our limited time menu offerings and higher dine-in sales volumes, a 7.7% increase in pricing, and a 1.2% decrease from higher discounts.
Net loss improved compared to 2021 primarily due to a $9.2 million gain on the sale of a restaurant property and a $12.2 million increase in restaurant revenue, partially offset by higher commodity and wage rate inflation, higher marketing and interest expenses, and leadership conference costs. Adjusted EBITDA(1) declined due to higher commodity and wage inflation, higher marketing expenses, and leadership conference costs, partially offset by higher restaurant revenue.
(3) Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated five full quarters as of the end of the period presented.

Outlook for 2022 and Guidance Policy
The Company provides guidance of select information related to the Company’s financial and operating performance, and such measures may differ from year to year.
Due to higher commodity and operating costs, and strategic investments, the Company is updating its guidance as follows:
•Pricing in the mid-single digits;
•Mid-double digit commodity cost inflation;
•Mid-to-high single digit restaurant labor cost inflation;
•Selling, general and administrative costs of $138 to $142 million;
•Capital expenditures of $43 to $48 million; and
•Adjusted EBITDA of $53 to $58 million(4).
(4) The Company has not provided a reconciliation of its Adjusted EBITDA outlook to the most comparable GAAP measure of Net loss. Providing Net loss guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in Net loss, including asset impairments and income tax valuation adjustments. The reconciliations of Adjusted EBITDA to Net loss for the historical periods presented below are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please refer to the historical period Reconciliation of Net Loss to EBITDA and Adjusted EBITDA included on Schedule III of this release.

Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss its third quarter 2022 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (631)-891-4304. A replay will be available from approximately two hours after the end of the call and can be accessed by dialing (412)-317-6671; the conference ID is 10020411. The replay will be available through Wednesday, November 9, 2022.

The call will be webcast live from the Company's website at ir.redrobin.com/news-events/ir-calendar, and later archived.
About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's now easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering, or you can download our new app for easy customization, access to the Red Robin Royalty® dashboard and more. There are more than 520 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements in this press release regarding the Company's future performance; anticipated uses of capital and planned investments in growth platforms; continued Guest demand for dine-in and off-premise offerings; the impact of industry labor and supply chain challenges and inflationary pressures; statements under the heading "Outlook for 2022 and Guidance Policy," including with respect to commodity and labor cost inflation; selling, general and administrative costs; adjusted EBITDA; capital expenditures including investment in our restaurants and systems, new restaurant growth, continued Donatos® expansion; pricing expectations for 2022; and our ability to mitigate cost inflation; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the impact of COVID-19 and new variants on our results of operations, staffing levels, supply chain, and liquidity; the effectiveness of the Company's strategic initiatives, including alternative labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives; our ability to recruit, staff, train, and retain our workforce; the effectiveness and timing of the Company's marketing strategies and promotions; menu changes and pricing strategy; the anticipated sales growth, costs, and timing of the Donatos® expansion; the implementation, rollout, and timing of new technology solutions, including off-premises enhancements; our ability to achieve revenue and cost savings from off-premises sales and other initiatives; competition in the casual dining market and discounting by competitors; changes in consumer spending trends and habits; changes in the availability and cost of food products, labor, and energy; general economic and operating conditions, including changes in consumer disposable income, weather conditions, and other events affecting the regions where our restaurants are operated; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, consumer and occupational health and safety regulations, health insurance coverage and other benefits, nutritional disclosures, and employment eligibility-related documentation requirements; costs and other effects of legal claims by Team Members, franchisees, customers, vendors, stockholders, and others, including negative publicity regarding food safety or cyber security; and other risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Joanna Kaufman, Red Robin Gourmet Burgers, Inc.
jkaufman@redrobin.com
(410) 458-2308
For investor relations questions contact:
Raphael Gross, ICR
(203) 682-8253

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Twelve Weeks Ended		Forty Weeks Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Revenues:
Restaurant revenue	$282,449	$270,202	$951,718	$861,036
Franchise and other revenues	4,439	5,242	24,810	17,658
Total revenues	286,888	275,444	976,528	878,694

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	70,640	62,671	234,283	193,754
Labor	100,522	99,725	340,273	310,333
Other operating	52,858	51,462	172,725	156,102
Occupancy	22,828	22,519	76,406	74,233
Depreciation and amortization	17,368	18,881	58,924	63,984
General and administrative	21,498	17,691	64,665	57,664
Selling	14,194	12,652	37,503	31,635
Pre-opening costs	217	418	514	792
Other charges (gains), net	(5,217)	1,561	8,236	9,228
Total costs and expenses	294,908	287,580	993,529	897,725

Loss from operations	(8,020)	(12,136)	(17,001)	(19,031)

Other expense:
Interest expense, net and other	4,590	2,870	16,151	9,986

Loss before income taxes	(12,610)	(15,006)	(33,152)	(29,017)
Income tax provision (benefit)	(43)	(26)	453	(328)
Net loss	$(12,567)	$(14,980)	$(33,605)	$(28,689)
Loss per share:
Basic	$(0.79)	$(0.95)	$(2.12)	$(1.83)
Diluted	$(0.79)	$(0.95)	$(2.12)	$(1.83)
Weighted average shares outstanding:
Basic	15,892	15,709	15,816	15,647
Diluted	15,892	15,709	15,816	15,647

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

(Unaudited)
	October 2, 2022	December 26, 2021
Assets:
Current assets:
Cash and cash equivalents	$50,040	$22,750
Accounts receivable, net	11,915	21,400
Inventories	25,212	25,219
Income tax receivable	754	15,824
Prepaid expenses and other current assets	13,044	16,963
Restricted cash	8,090	—
Total current assets	109,055	102,156
Property and equipment, net	342,386	386,336
Operating lease assets, net	375,747	400,825
Intangible assets, net	19,320	21,292
Other assets, net	14,434	18,389
Total assets	$860,942	$928,998

Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$33,814	$32,510
Accrued payroll and payroll-related liabilities	34,040	32,584
Unearned revenue	37,539	54,214
Current portion of operating lease obligations	47,726	48,842
Current portion of long-term debt	2,000	9,692
Accrued liabilities and other	50,482	45,458
Total current liabilities	205,601	223,300
Long-term debt	189,320	167,263
Long-term portion of operating lease obligations	401,274	435,136
Other non-current liabilities	13,120	26,325
Total liabilities	809,315	852,024

Stockholders' equity:
Common stock; $0.001 par value: 45,000 shares authorized; 20,449 shares issued; 15,900 and 15,722 shares outstanding as of October 2, 2022 and December 26, 2021	20	20
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of October 2, 2022 and December 26, 2021	—	—
Treasury stock 4,549 and 4,727 shares, at cost, as of October 2, 2022 and December 26, 2021	(184,169)	(192,803)
Paid-in capital	242,235	242,560
Accumulated other comprehensive income (loss), net of tax	(51)	1
Retained earnings (deficit)	(6,408)	27,196
Total stockholders' equity	51,627	76,974
Total liabilities and stockholders' equity	$860,942	$928,998

Schedule I
Reconciliation of Non-GAAP Results to GAAP Results
(In thousands, except per share data, unaudited)
In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this press release, the Company has provided Adjusted net loss and Adjusted loss per share - diluted, which are non-GAAP measurements which present the twelve and forty weeks ended October 2, 2022 and October 3, 2021 Net loss and diluted loss per share, excluding the effects of material changes in accounting estimate, restaurant asset impairment, write-off of unamortized debt issuance costs, litigation contingencies, restaurant closure costs, other financing costs, COVID-19 related costs, board and stockholder matters costs, executive transition costs, and related income tax effects. The Company believes the presentation of net loss and loss per share exclusive of the identified items gives the reader additional insight into the ongoing operational results of the Company. Management believes this supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein. Income tax effect of reconciling items was calculated based on the change in the total tax provision calculation after adjusting for the identified item. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.

	Twelve Weeks Ended		Forty Weeks Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Net loss as reported	$(12,567)	$(14,980)	$(33,605)	$(28,689)
Asset impairment	2,187	—	13,048	1,357
Gain on sale of restaurant property	(9,204)	—	(9,204)	—
Change in estimate, gift card breakage(1)	—	—	(5,246)	—
Executive transition	1,825	—	1,954	—
Write-off of unamortized debt issuance costs(2)	—	—	1,727	—
Other financing costs(3)	1,022	—	1,392	—
Income tax expense	1,356	(406)	(1,226)	(2,399)
COVID-19 related charges	123	299	423	1,112
Restaurant closure costs (gains)	(1,570)	1,102	309	5,301
Closed corporate office, net of sublease income	267	—	267	—
Litigation contingencies	133	160	47	1,330
Board and stockholder matter costs	—	—	—	128
Adjusted net loss	$(16,428)	$(13,825)	$(30,114)	$(21,860)

Diluted loss per share:
Net loss as reported	$(0.79)	$(0.95)	$(2.12)	$(1.83)
Asset impairment	0.14	—	0.82	0.09
Gain on sale of restaurant property	(0.58)	—	(0.58)	—
Change in estimate, gift card breakage(1)	—	—	(0.33)	—
Executive transition	0.11	—	0.12	—
Write-off of unamortized debt issuance costs(2)	—	—	0.11	—
Other financing costs(3)	0.06	—	0.09	—
Income tax expense	0.09	(0.03)	(0.08)	(0.16)
COVID-19 related charges	0.01	0.02	0.03	0.07
Restaurant closure costs (gains)	(0.10)	0.07	0.02	0.34
Closed corporate office, net of sublease income	0.02	—	0.02	—
Litigation contingencies	0.01	0.01	—	0.08
Board and stockholder matter costs	—	—	—	0.01
Adjusted loss per share - diluted	$(1.03)	$(0.88)	$(1.90)	$(1.40)

Weighted average shares outstanding:
Basic	15,892	15,709	15,816	15,647
Diluted	15,892	15,709	15,816	15,647
(1)    Change in estimate, gift card gift card breakage revenue, net of commission relates to the Company's re-evaluation of its estimated redemption pattern. The impact during the forty weeks ended October 2, 2022 comprises $5.9 million included in Franchise royalties, fees, and other revenue partially offset by $0.6 million in gift card commission costs included in Selling on the Condensed Consolidated Statements of Operations.
(2)    Write-off of unamortized debt issuance costs related to the remaining unamortized debt issuance costs related to our legacy credit agreement with the completion of the refinancing of our Credit Agreement in the first quarter of fiscal year 2022.
(3)    Other financing costs includes legal and other charges related to the refinancing of our Credit Agreement in the first quarter of fiscal year 2022.

Schedule II
Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Restaurant revenues, Loss from Operations and Net Loss
(In thousands, unaudited)
The Company believes restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenue minus restaurant-level operating costs, excluding restaurant impairment and closure costs. The measure includes restaurant-level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation related to restaurant equipment, buildings, and leasehold improvements. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general, and administrative costs, and therefore excludes costs associated with selling, general, and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company's investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to loss from operations or net loss as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry. The table below sets forth certain unaudited information for the twelve and forty weeks ended October 2, 2022, and October 3, 2021 expressed as a percentage of total revenues, except for the components of restaurant-level operating profit that are expressed as a percentage of restaurant revenue.

	Twelve Weeks Ended				Forty Weeks Ended
	October 2, 2022		October 3, 2021		October 2, 2022		October 3, 2021
Restaurant revenue	$282,449	98.5%	$270,202	98.1%	$951,718	97.5%	$861,036	98.0%
Restaurant operating costs(1):
Cost of sales	70,640	25.0	62,671	23.2	234,283	24.6	193,754	22.5
Labor	100,522	35.6	99,725	36.9	340,273	35.8	310,333	36.0
Other operating	52,858	18.7	51,462	19.0	172,725	18.1	156,102	18.1
Occupancy	22,828	8.1	22,519	8.3	76,406	8.0	74,233	8.6
Restaurant-level operating profit	35,601	12.6%	33,825	12.5%	128,031	13.5%	126,614	14.7%

Add – Franchise and other revenues	4,439	1.5%	5,242	1.9%	24,810	2.5%	17,658	2.0%
Deduct – other operating:
Depreciation and amortization	17,368	6.1	18,881	6.9	58,924	6.0	63,984	7.3
General and administrative expenses	21,498	7.5	17,691	6.4	64,665	6.6	57,664	6.6
Selling	14,194	4.9	12,652	4.6	37,503	3.8	31,635	3.6
Pre-opening costs	217	0.1	418	0.2	514	0.1	792	0.1
Other charges (gains), net	(5,217)	(1.8)	1,561	0.6	8,236	0.8	9,228	1.1
Total other operating	48,060	16.8%	51,203	18.6%	169,842	17.4%	163,303	18.6%

Loss from operations	(8,020)	(2.8)%	(12,136)	(4.4)%	(17,001)	(1.7)%	(19,031)	(2.2)%

Interest expense, net and other	4,590	1.6	2,870	1.0	16,151	1.7	9,986	1.1
Income tax provision (benefit)	(43)	—	(26)	—	453	—	(328)	—
Total other	4,547	1.6	2,844	1.0	16,604	1.7	9,658	1.1

Net loss	$(12,567)	(4.4)%	$(14,980)	(5.4)%	$(33,605)	(3.4)%	$(28,689)	(3.3)%
(1)Excluding depreciation and amortization, which is shown separately.
Certain percentage amounts in the table above do not total due to rounding as well as the fact that components of restaurant-level operating profit are expressed as a percentage of restaurant revenue and not total revenues.

Schedule III
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(In thousands, unaudited)
The Company defines EBITDA as net loss before interest expense, income taxes, and depreciation and amortization. EBITDA and adjusted EBITDA are presented because the Company believes investors' understanding of its performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating its ongoing results of operations excluding the effects of material change in estimate, asset impairment, litigation contingencies, board and stockholder matters costs, restaurant closure and refranchising costs, other financing costs, COVID-19 related costs and executive transition costs. EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net loss or cash flow from operations, as determined by GAAP, and the Company's calculation thereof may not be comparable to that reported by other companies in its industry or otherwise. Adjusted EBITDA further adjusts EBITDA to reflect the additions and eliminations shown in the table below. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to the Company's performance based on its GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and the Company's presentation of adjusted EBITDA should not be construed as an inference that its future results will be unaffected by excluded or unusual items. The Company has not provided a reconciliation of its adjusted EBITDA outlook to the most comparable GAAP measure of Net loss. Providing Net loss guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in Net loss, including asset impairments and income tax valuation adjustments. The reconciliations of adjusted EBITDA to Net loss for the historical periods presented below are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

	Twelve Weeks Ended		Forty Weeks Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Net loss as reported	$(12,567)	$(14,980)	$(33,605)	$(28,689)
Interest expense, net	4,419	2,846	15,137	10,435
Income tax provision (benefit)	(43)	(26)	453	(328)
Depreciation and amortization	17,368	18,881	58,924	63,984
EBITDA	9,177	6,721	40,909	45,402

Asset impairment	2,187	—	13,048	1,357
Gain on sale of restaurant property	(9,204)	—	(9,204)	—
Change in accounting estimate, gift card breakage(1)	—	—	(5,246)	—
Executive transition	1,825	—	1,954	—
Other financing costs(2)	1,022	—	1,392	—
COVID-19 related charges	123	299	423	1,112
Restaurant closure costs (gains)	(1,570)	1,102	309	5,301
Closed corporate office, net of sublease income	267	—	267	—
Litigation contingencies	133	160	47	1,330
Board and stockholder matter costs	—	—	—	128
Adjusted EBITDA	$3,960	$8,282	$43,899	$54,630

(1)    Change in estimate, gift card gift card breakage revenue, net of commission relates to the Company's re-evaluation of its estimated redemption pattern. The impact during the forty weeks ended October 2, 2022 comprises $5.9 million included in Franchise royalties, fees, and other revenue partially offset by $0.6 million in gift card commission costs included in Selling on the Condensed Consolidated Statements of Operations.
(2)    Other financing costs includes legal and other charges related to the refinancing of our Credit Facility in the first quarter of fiscal year 2022.